Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A (Amendment No. 2) of Timberline Resources Corporation (File No. 333-157607) of our report dated December 23, 2008 relating to our audit of the financial statements of Timberline Resources Corporation, which appears in Such Registration Statement.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

May 21, 2009